UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017 (August 30, 2017)

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into Material Definitive Agreements

On August 30, 2017, Marathon Patent Group, Inc., (the “Company”) entered into an Amended and Restated Retention Agreement with Doug Croxall (the “Amended and Restated Agreement”) amending the Retention Agreement dated August 22, 2017. Under the Amended and Restated Agreement: (i) the Company’s agreement to reimburse COBRA payments was eliminated and (ii) the award to Mr. Croxall effective upon the approval by shareholders of the Company’s 2017 Equity Incentive Plan was reduced to 2,800,000 shares and 200,000 shares alloted for issuance to the Company’s Chief Financial Officer. In addition, upon award of the shares to Mr. Croxall, the shares will be subject to a vesting schedule under which such shares are issued but vest in equal monthly increments 30 days after issuance, and on each 30 day anniversary thereafter, subject to cancellation in the event of resignation or termination of Mr. Croxall for cause, as defined in the Amended and Restated Agreement and which vesting shall fully accelerate upon a change of control. The foregoing description of the terms of the Retention Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Retention Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

On August 30, 2017, the Company entered into a Retention Agreement with Francis Knuettel II, the Company’s Chief Financial Officer (the “Knuettel Retention Agreement”), pursuant to which the existing employment agreement between Mr. Knuettel and the Company was terminated. Under the Knuettel Retention Agreement, Mr. Knuettel shall continue to serve as Chief Financial Officer until such time as provided in the Retention Agreement, unless earlier terminated in accordance with the Knuettel Retention Agreement. Pursuant to the Knuettel Retention Agreement, Mr. Knuettel shall be entitled to receive: (i) a monthly consulting fee in the amount of $15,000 for a period of six (6) months commencing on October 1, 2017, (ii) 200,000 shares of restricted common stock of the Company, subject to shareholder approval of the Company’s 2017 Equity Incentive Plan, and (iii) medical and other insurance benefits through the end of March 2018. Mr. Knuettel is not entitled to any severance or other payment upon a change of control. The foregoing description of the terms of the Knuettel Retention Agreement is qualified in its entirety by reference to the full text of the Knuettel Retention Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

On August 30, 2017, the Company entered into a revised employment Agreement with James Crawford, the Company’s Chief Operating Officer (the “Crawford Agreement”) pursuant to which the existing employment agreement between Mr. Crawford and the Company was terminated. Under the Crawford Agreement, Mr. Crawford shall continue to serve as the Chief Operating Officer on an at will basis. Pursuant to the Crawford Agreement, Mr. Crawford shall be entitled to receive monthly compensation in the amount of $7,500 until termination. Mr. Crawford is not entitled to any severance or other payment upon a change of control. The foregoing description of the terms of the Crawford Agreement is qualified in its entirety by reference to the full text of the Crawford Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K.

On August 31, 2017, the Company and Erich Spangenberg entered into a Consulting Termination and Release Agreement (the “Termination Agreement”) terminating the Consulting Agreement between the Company and Mr. Spangenberg entered into on August 3, 2017 (the “Consulting Agreement”). Pursuant to the Termination Agreement, the Consulting Agreement between Mr. Spangenberg and the Company was terminated. Under the Termination Agreement, Mr. Spangenberg is no longer entitled to any compensation from the Company. In consideration for the foregoing, the Company entered into a Consulting Agreement on August 31, 2017 (the “New Consulting Agreement”) with Page Innovations, LLC (“Page”), an entity designated by Mr. Spangenberg whereby Mr. Spangenberg shall provide advice and consulting services to the Company, as an independent contractor, with respect to the business of the Company as may be requested by the Company from time to time, not to exceed one (1) hour per day or ten (10) hours in any calendar month, for which, Page will be entitled to receive 100,000 shares of restricted common stock of the Company. The foregoing description of the terms of the Termination Agreement and New Consulting Agreement is qualified in its entirety by reference to the full text of the Termination Agreement and New Consulting Agreement filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K.

As more full described in Item 8.01 below, the Company has entered into a series of Agreements which resulted in the reduction of the Company’s outstanding payables.  The Company determined that other than an AP Settlement Agreement with Medtronic, Inc. (the “Medtronic Agreement”) entered into on August 31, 2017, in the original aggregate amount of $600,000 in exchange for a reduced cash payment, no single settlement agreement has been determined to be material and required to be described herein. Under the terms of the Medtronic Agreement the parties have agreed to maintain the confidentiality of such payment amount.  The foregoing description of the terms of the Medtronic Agreement is qualified in its entirety by reference to the full text of the Medtronic Agreement  which the Company intends to file with the Company’s Quarterly Report on Form 10Q.

On September 1, 2017, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) whereby a wholly-owned subsidiary of the Company, Marathon Group, S.A. (“Marathon SA”), sold its shares of Munitech IP S.a.r.l. (“Munitech”) to GPat Technologies, LLC (“GPat”). Pursuant to the Purchase Agreement, Marathon SA transferred the shares to GPat and $25,000 cash, in return for which, GPat acquired all the shares of Munitech, along with all assets and assumed all liabilities of Munitech. The Company deems this to be a material disposition and will, in compliance with Regulation S-X (17 CFR 210.8-05), file pro forma financial statements within 71 calendar days of the date of this Current Report on Form 8-K. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2017, pursuant to certain Unit Purchase Agreements, the Company issued its 5% convertible promissory notes in the aggregate principal amount of $3,623,700 due on May 31, 2018. The Convertible Notes bear interest at 5% per annum with interest payable in cash upon maturity or in connection with any voluntary or mandatory conversion. The conversion price for the principal in connection with voluntary conversions shall be equal to the lesser of (i) $0.20 per share, or (ii) the closing bid price of the Company’s common stock on the day prior to conversion of the Convertible Note; provided that such conversion price may not be less than $0.10 per share, subject to adjustment as set forth therein.

The Convertible Notes are convertible, in whole or in part, into shares of Common Stock at the option of the holder of the Convertible Note (the “Holder”), at any time and from time to time after the date of issuance and until the Convertible Note is no longer outstanding, subject to a 4.99% beneficial ownership limitation. Upon not less than 61 days’ prior notice to the Company, the Holder may increase the beneficial ownership limitation, provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Convertible Note held by the Holder.

Pursuant to the Convertible Notes, the cumulative number of shares of Common Stock issuable upon (a) the exercise of the Warrants issued pursuant to the Unit Purchase Agreement and (b) the conversion of the Convertible Notes issued pursuant to the Unit Purchase Agreement, may not exceed 19.99% shares of Common Stock, subject to adjustments as set forth in the Convertible Note until shareholder approval is obtained.

The Company may not prepay or redeem the Convertible Notes in whole or in part without the prior written consent of the Holder, and any prepayment must be undertaken on a pro rata basis for all Convertibles Notes then outstanding. Each Convertible Note ranks pari passu in right of payment with all other Convertible Notes now or hereafter issued in accordance with the Unit Purchase Agreement.

Item 3.02	Unregistered Sales of Securities

On August 31, 2017, pursuant to the Unit Purchase Agreements, the Company issued Warrants to purchase an aggregate of 18,118,500 shares of Common Stock at exercise price of $0.30 per share. The Warrants are exercisable at any time commencing six months from the date of issuance for a term of five (5) years, subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% upon not less than 61 days’ prior notice to the Company. The Warrants may be exercised on a “cashless” basis at any time after six months from the date of issuance of the Warrants if there is no effective Registration Statement registering, or no current prospectus available for the resale of, all of the Warrant Shares.

Pursuant to the Warrants, the cumulative number of shares of Common Stock issuable upon (a) the exercise of the Warrants issued pursuant to the Unit Purchase Agreement and (b) the conversion of the Convertible Notes issued pursuant to the Unit Purchase Agreement, may not exceed 19.99% shares of Common Stock, subject to adjustments as set forth in the Warrant, without the approval of the Company’s shareholders.

Item 8.01	Other Events.

The Company announced that they had entered into a series of agreements with individual creditors of the Company. These agreements, including the Medtronic Agreement, resulted in the reduction of the Company’s outstanding payables from approximately $5,300,000 at June 30, 2017 to an aggregate of approximately $675,000. The Company is currently negotiating additional settlements with other outstanding creditors. The Form of Settlement Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K.

In addition, with the continuing efforts by the Company to restructure its liabilities and vendor agreements, along with revised employment or retention agreements and other personnel changes, the Company has reduced its projected monthly expenses to approximately $150,000 for the month of September and $125,000 for the month of October and subsequent months.

Following the disposition of Munitech and the three portfolios being assigned to DBD pursuant to the First Amendment and Restructuring Agreement dated August 3, 2017, previously announced, the Company retains the following portfolios comprising over 10,000 patents:

Subsidiary	Number of Patents
Bismarck IP Inc.	1
Clouding Corp.	26
CRFD Research, Inc.	5
Cyberfone Systems, LLC	2
E2E Processing, Inc.	3
Hybrid Sequence IP, Inc.	1
Loopback Technologies, Inc.	5
Medtech Group Acquisition Corp.	51
PG Technologies S.a.r.l	10,000+
Sampo IP, LLC	2
Signal IP, Inc.	2
Vantage Point Technology, Inc.	5

Clouding and CRFD are actively enforcing its portfolios.

On August 31, 2017, the Company closed on an aggregate of $3,623,700 pursuant to the Unit Purchase Agreements entered into on August 14, 2017, as disclosed in the Company’s Current Report on Form 8-K filed on August 15, 2017. In connection with the Closing, the Company issued promissory notes (the “Notes”) in the aggregate amount of $3,623,700 and warrants (the “Warrants”) to purchase an aggregate of 18,118,500 shares of Common Stock. The actual promissory notes and warrants issued are the same as the form of Notes and Warrants filed in the Current Report on Form 8-K filed on August 15, 2017.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Amended and Restated Retention Agreement between the Company and Doug Croxall dated August 30, 2017.
Exhibit 10.2	Retention Agreement between the Company and Francis Knuettel II dated August 31, 2017.
Exhibit 10.3	Employment Agreement between the Company and James Crawford dated August 31, 2017.
Exhibit 10.4	Termination of Consulting Agreement dated August 1, 2017 between the Company and Erich Spangenberg.
Exhibit 10.5	Consulting Agreement between the Company and Erich Spangenberg dated August 31, 2017.
Exhibit 10.6	Purchase Agreement between Marathon Group S.A. and GPat Technology, LLC dated September 1, 2017
Exhibit 10.7	Form of Settlement Agreement between the Company and various creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2017

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer